Exhibit 10.1
FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
     This First Amendment to Stock Purchase Agreement (“Amendment”) is made as of December 2, 2008, by and among MasTec North America, Inc., a Florida corporation (“Buyer”), MasTec, Inc., a Florida corporation (the “Guarantor”), Wanzek Construction, Inc., a North Dakota corporation (the “Company”), Trust B under the Amended and Restated Living Trust of Leo Wanzek dated February 2, 2000, a North Dakota trust (“QTIP”), Janet L. Wanzek, a North Dakota resident (“Janet”), Wanzek Construction 2008 Irrevocable Trust, a North Dakota trust (“IDIT”), Jon L. Wanzek, a North Dakota resident (“Jon”) and Jon L. Wanzek 2008 Two-Year Irrevocable Annuity Trust, a North Dakota trust (“GRAT”) (QTIP, Janet, IDIT, Jon and GRAT taken together are the “Sellers”), and Jon, as Sellers’ Representative (the “Sellers’ Representative”). Each of Buyer, Guarantor, Company, Sellers, and Sellers’ Representative is a “Party” and together, the “Parties.”
R E C I T A L S
     A. The Parties entered into a Stock Purchase Agreement dated as of October 4, 2008 (the “Agreement”).
     B. The Parties wish to amend the Agreement as set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the Parties agree as follows:
     1. Capitalized terms used but not defined in this Amendment have the respective meanings set forth in the Agreement.
     2. Section 1.1 of the Agreement is hereby amended as follows:
          a. ““Actual Excess Indebtedness” means the amount, if any, by which Actual Indebtedness exceeds Fifteen Million and NO/100ths Dollars ($15,000,000); provided that should Actual Indebtedness be less than Fifteen Million and NO/100ths Dollars ($15,000,000), then Actual Excess Indebtedness shall for all purposes be deemed to be zero.” shall be inserted before the definition of “Adverse Consequence”.
          b. The definition of “Base Purchase Price” is deleted in its entirety.
          c. ““Cash Consideration” means Fifty Million and NO/100ths Dollars ($50,000,000).” shall be inserted between the definition of “Cash” and the definition of “Cash Equivalents”.
          d. ““Closing Value” means the sum of (a) the Cash Consideration, as adjusted pursuant to Section 2.2(a); plus (b) Fifty Five Million and NO/100ths Dollars ($55,000,000); plus (c) the product of (i) Seven Million Five Hundred Thousand (7,500,000) multiplied by (ii) the Reference Price; plus (d) the Estimated Indebtedness.” shall be inserted between the definition of “Closing Date” and the definition of “Consent”.

          e. ““Convertible Note” means that certain negotiable subordinated convertible note, substantially in the form of Exhibit I, made by Buyer and payable to the Sellers’ Representative on behalf of Sellers in a principal amount of Fifty Five Million and NO/100ths Dollars ($55,000,000).” shall be inserted between the definition of “Consent” and the definition of “Contemplated Transactions”.
          f. ““Earnout Consideration” means the amount, if any, payable by Buyer to Sellers determined in accordance with Section 2.9.” shall be inserted between the definition of “Disclosure Schedules” and the definition of “Eide Bailey Expenses”.
          g. The following definitions shall be inserted between the definition of “ERISA” and the definition of “Excluded Accounts Receivable”:
               i. ““Estimated Excess Indebtedness” means the amount, if any, by which Estimated Indebtedness exceeds Fifteen Million and NO/100ths Dollars ($15,000,000); provided that should Estimated Indebtedness be less than Fifteen Million and NO/100ths Dollars ($15,000,000), then Estimated Excess Indebtedness shall for all purposes be deemed to be zero.”
               ii. ““Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules promulgated thereunder or any successor law.”
          h. ““MasTec Shares” means Seven Million Five Hundred Thousand (7,500,000) shares of Guarantor’s common stock, $.10 par value per share.” shall be inserted between the definition of “Maintenance Facility Purchase Agreement” and the definition of “Material Adverse Effect”.
          i. The definition of “Permitted Encumbrances” is hereby amended to delete “and” before subsection (g) thereof and add “or “h” Encumbrances related to the Scheduled Debt” after subsection (g) and before the period at the end of such definition.
          j. The following definitions shall be inserted between the definition of “Proceeding” and the definition of “Related Person”:
               i. ““Reference Price” means the closing price of Guarantor’s common stock, $.10 par value per share, on the New York Stock Exchange on the last trading day immediately prior to the Closing Date.”
               ii. ““Registration Rights Agreement” means that certain Registration Rights Agreement, substantially in the form of Exhibit J, by and among the Sellers, the Sellers’ Representative and the Guarantor.”
     3. Section 1.2 of the Agreement is hereby amended as follows:
          a. The term “Acquired Securities” is added to the glossary of defined terms between the term “Accounts Receivable” and the term “Actual Cash, Cash Equivalents and Equipment Deposits” and the location of such term is Section 4.33(a).

          b. The following terms are added to the glossary of defined terms between the term “Customer Assets” and the term “Effective Date”.
               i. the term “Earn-Out Payments” which is defined in Section 2.9(a);
               ii. the term “Earn-Out Review Period” which is defined in Section 2.9(e); and
               iii. the term “EBITDA” which is defined in Section 2.9(b).
          c. The term “Escrow Amount” is deleted in its entirety from the glossary of defined terms.
          d. The term “Escrow Shares” is added to the glossary of defined terms between the term “Escrow Period” and the term “Estimated Closing Balance Sheet” and the location of such term is Section 2.3(a)(ii).
          e. The term “Existing Operations” is added to the glossary of defined terms between the term “Estimated Tax Obligations” and the term “Final Closing Adjustment” and the location of such term is Section 2.9(b).
          f. The term “Guarantor SEC Reports” is added to the glossary of defined terms between the term “GRAT” and the term “Guarantor” and the location of such term is Section 5.8.
          g. The term “SEC” is added to the glossary of defined terms between the term “Scheduled Debt” and the term “Section 409A Plan” and the location of such term is Section 4.33(c).
     4. Section 2.2 of the Agreement is deleted in its entirety and replaced with the following:
“2.2. Purchase Price. The aggregate consideration for the Shares (the “Purchase Price”) is equal to:
(a) The Cash Consideration; minus the Estimated Excess Indebtedness; minus the Estimated Employee Obligations; minus the Estimated Tax Obligations; subject to adjustment as provided in Sections 2.4 and 2.5 below; plus
(b) The MasTec Shares; plus
(c) The Convertible Note; plus
(d) The Earnout Consideration.”

     5. Section 2.3(a) of the Agreement is deleted in its entirety and replaced with the following:
     “(a) Purchase Price. At the Closing, Buyer shall
     (i) pay to Sellers the Cash Consideration as adjusted pursuant to Section 2.2(a), in cash;
     (ii) cause Guarantor to issue the MasTec Shares to Sellers, less that number of shares (if a fraction, rounded up to the next whole number) equal to (I) the product of (A) 10% multiplied by (B) the Closing Value, divided by (II) the Reference Price, which Sellers authorize Buyer to issue in the name of the Sellers’ Representative and deposit in the Escrow Account on behalf of Sellers pursuant to Section 2.3(b) below (the “Escrow Shares”); and
     (iii) issue the Convertible Note to Sellers.
     The Earnout Consideration shall be paid in accordance with Section 2.9.”
     6. Section 2.3(b) of the Agreement is deleted in its entirety and replaced with the following:
“(b) Escrow. To secure the indemnification obligations of Sellers under this Agreement, Buyer, Sellers and JP Morgan Chase Bank, National Association, as Escrow Agent, or any other Person willing to act as escrow agent mutually agreeable to the Sellers’ Representative and Buyer (the “Escrow Agent”), at Closing shall enter into an Escrow Agreement substantially in the form attached hereto as Exhibit A (the “Escrow Agreement”). At the Closing, Buyer shall deposit the Escrow Shares with the Escrow Agent to be held in an account (the “Escrow Account”) pursuant to the terms of the Escrow Agreement. Except with respect to amounts that have been previously paid from the Escrow Account to Buyer pursuant to the joint written instruction of Sellers and Buyer, and except with respect to indemnity claims duly made in accordance with ARTICLE 11 on or before March 31, 2010 (the “Escrow Period”), all Escrow Shares shall be distributed to Sellers in accordance with the Escrow Agreement within ten (10) Business Days after the expiration of the Escrow Period. If any indemnification claim pursuant to ARTICLE 11 is satisfied from the Escrow Account, the Escrow Shares shall be valued at the average closing price of such shares on the New York Stock Exchange for the ten trading days immediately prior to the disbursal of such Escrow Shares by the Escrow Agent to any Buyer Indemnified Person.”
     7. Section 2.5(b)(iii) of the Agreement is deleted in its entirety and replaced with the following:
“(iii) (1) the Estimated Excess Indebtedness minus (2) the Actual Excess Indebtedness; plus”

     8. Immediately following Section 2.8 of the Agreement the following Section 2.9 is added:
     “2.9 Earn-out.
     (a) As additional consideration for the purchase of the Shares, Buyer shall pay Sellers contingent payments (the “Earn-Out Payments”) as determined pursuant to this Section 2.9 at the times, in the manner and to the extent Earn-Out Payments are earned pursuant to the following terms:
          (i) with respect to the Company’s 2009 EBITDA, 50% of such EBITDA in excess of Forty Million and NO/100ths Dollars ($40,000,000) will be paid to Sellers; and
          (ii) with respect to the Company’s 2010 EBITDA, 50% of such EBITDA in excess of Forty Million and NO/100ths Dollars ($40,000,000) will be paid to Sellers.
          (iii) Notwithstanding the foregoing, if the Company’s EBITDA for 2009 is negative (i.e. less than zero), for purposes of determining the 2010 Earn-Out Payment, the Company’s 2010 EBITDA shall be reduced by the amount by which the Company’s 2009 EBITDA was less than zero.
     (b) For purposes of this Section 2.9, “EBITDA” means for calendar year 2009 or calendar year 2010 the sum of (A) the net income or loss generated by the Company’s operations as they exist on the Effective Date and as they may grow or contract after the Effective Date in the normal course of business through internal growth and not through acquisitions or other extraordinary or non-recurring transactions (the “Existing Operations”), after deduction of all costs, expenses, interest, taxes, depreciation, amortization, and other proper charges (including without limitation (i) the cost of any bonuses or incentive payments earned with respect to the applicable period (excluding any Earn-Out Payment), (ii) the cost of any equity granted to employees (other than equity granted to the employees pursuant to the employment agreements to be entered into pursuant to Section 8.9 hereof), or other derivative securities granted during the applicable period, valued in accordance with the Black-Scholl model and amortized over the vesting period of any equity granted, (iii) the cost of capitalized leases, amortized over the lease term, calculated in accordance with GAAP and (iv) all interest and amortization with respect to the Company’s Indebtedness) plus (B) (i) total interest expense with respect to all outstanding Indebtedness of the Company, but only to the extent that such interest was deducted in determining the Company’s net income or loss, (ii) federal, state, or local income taxes and state franchise taxes to the extent calculated based upon net income and not revenue, in each case of income and franchise taxes attributable to the Existing Operations for such period and determined in accordance with GAAP, but only to the extent that such taxes were deducted in determining the Company’s net income or loss, (iii) all depreciation with respect to the Company’s assets, but only to the extent that such depreciation was deducted in determining the Company’s net income or loss, (iv) all amortization, but only to the extent that such amortization was deducted in determining the Company’s net income or loss, and (v) any retention bonus payments paid to employees of the Company pursuant to those retention bonus agreements set forth in Section 4.14(i) of the Sellers’ Disclosure Schedule to the extent that such bonuses were deducted in determining the Company’s net income or loss; provided that no deduction shall be made for overhead expenses of Buyer or its Affiliates other than for services and other expenses provided by Buyer and its Affiliates to the Existing Operations such as group insurance policies which cover the Existing Operations, legal, human resources, accounting or other services provided to the Existing Operations.
     (c) Except if there is a disagreement as described in subsection (e), Buyer will pay to Sellers the Earn-Out Payments with respect to 2009 and 2010, if any Earn-Out Payments are owed, no later than April 15th of the next succeeding year in cash in immediately available funds.
     (d) Sellers will be entitled to the Earn-Out Payments, if earned, whether or not the Sellers’ Representative remains employed by Buyer or the Company; provided that nothing in this Section 2.9 constitutes an agreement or understanding to employ the Sellers’ Representative for a term of years or otherwise to guarantee the Sellers’ Representative employment with Buyer or the Company.
     (e) On or prior to March 15th of 2010 and 2011, Buyer will calculate the Earn-Out Payment, if any, for the prior calendar year and provide the Sellers’ Representative with Buyer’s calculation of the Earn-Out Payment together with reasonable supporting documentation. For thirty (30) days following the delivery of the Earn-Out Payment calculation to the Sellers’ Representative (the “Earn-Out Review Period”), the Sellers’ Representative may review the Earn-Out Payment calculation and other documentation. The Sellers’ Representative must notify Buyer, in writing, of any disagreement with the Earn-Out Payment calculation or documentation and the basis for the disagreement no later than the end of the Earn-Out Review Period. If Sellers’ Representative does not notify Buyer of a disagreement by the end of the Earn-Out Review Period, the Earn-Out Payment calculation prepared by Buyer will be conclusive. If the Sellers’ Representative timely notifies Buyer of a disagreement regarding the Earn-Out calculation and the parties are unable, through good faith negotiation, to resolve the disagreement within thirty (30) days after the end of the Earn-Out Review Period, Buyer and the Sellers’ Representative shall submit the items in dispute to the Neutral Accountant (which shall act as experts and not as arbitrators) for resolution. Buyer and the Sellers’ Representative shall instruct the Neutral Accountant to deliver its written determination to Buyer and the Sellers’ Representative no later than 30 days after the dispute is referred to the Neutral Accountant. The Neutral Accountant’s determination shall be conclusive and binding upon Buyer and the Sellers’ Representative. In resolving any disputed item, the CPA Firm may not assign a value to the disputed item that is greater than the greatest value claimed by either party or less than the smallest value claimed by either party for the item. The fees and disbursements of the Neutral Accountant shall be borne (i) by the Sellers’ Representative in the proportion that the aggregate dollar amount of the disputed items that are unsuccessfully disputed by the Sellers’ Representative (as finally determined by the Neutral Accountant) bears to the aggregate dollar amount of all disputed items and (ii) by Buyer in the proportion that the aggregate dollar amount of the disputed items that are successfully disputed by the Sellers’ Representative (as finally determined by the Neutral Accountant) bears to the aggregate dollar amount of all disputed items. For example, if the parties dispute $1,000,000 of an Earn-Out Payment, the Neutral Accountant determines that $400,000 should be included in the Earn-Out Payment and $600,000 should be excluded and the Neutral Accountant’s fees are $50,000, then (i) the Sellers’ Representative shall pay $30,000 (60%) of such fees and (ii) Buyer shall pay $20,000 (40%) of such fees. Buyer and the Sellers’ Representative shall make readily available to the Neutral Accountant all relevant books and records and any work papers (including those of the parties’ respective accountants, to the extent permitted by such accountants) relating to the determination of the Earn-Out Payment and all other items reasonably requested by the Neutral Accountant in connection therewith.
     (f) Following the Closing Date, Buyer will continue to operate the Company during the period for which the Sellers are entitled to Earn-Out Payments substantially as previously operated, subject to the business requirements of Buyer and its Affiliates taken as a whole. Buyer will be permitted, following the Closing Date, to make changes in its sole discretion to the operations, corporate organization, personnel, accounting practices, and other aspects of the Company and the Business so long as such changes are made in good faith, in the best interests of the Company, Buyer, and their respective Affiliates or to conform to standard practices applicable generally to Guarantor and its Affiliates, and not with the specific intent of reducing amounts that otherwise would be payable to Sellers.
     (g) No Earn-Out Payments will accrue or be payable for any time period commencing on the earliest date that the Sellers’ Representative violates any of the provisions of Sections 7.1 or 7.2.”
     9. Section 3.1 of the Agreement is deleted in its entirety and replaced with the following:
“3.1. Closing. The purchase and sale (the “Closing”) provided for in this Agreement will take place at 9:00 a.m. local time at Buyer’s offices at 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134 on the date that is three (3) Business Days following the satisfaction or waiver of the conditions set forth in ARTICLE 8 and ARTICLE 9 (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and satisfaction or waiver of such conditions at the Closing) (the date of such satisfaction, the “Satisfaction Date”); provided however; that such date shall not be prior to the earlier of (i) the ninetieth day after the date hereof (the “Ninetieth Day”) or (ii) a date set by Buyer upon no less than five (5) Business Days prior written notice, or at such other time as the Parties may agree in writing. For purposes of clarity, if the Satisfaction Date has occurred at least three (3) Business Days prior to the Ninetieth Day and the Buyer has not set a prior date for Closing pursuant to clause (ii) set forth in the previous sentence, then all of the parties shall be obligated to Close on the Ninetieth Day and any party which has not carried out its obligations on such date shall be in breach of this Agreement. By agreement of the parties the Closing may take place by delivery of this Agreement and the other documents to be delivered at the Closing by facsimile or other electronic transmission. Subject to the provisions of ARTICLE 10, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 3.1 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.”
     10. Section 3.2(a)(i) of the Agreement is deleted in its entirety and replaced with “(i) the Escrow Agreement executed by Sellers together with stock powers executed in blank by Sellers authorizing the Escrow Agent to transfer the Escrow Shares in accordance with the terms of the Escrow Agreement;”.
     11. Section 3.2(a)(iii) of the Agreement is deleted in its entirety and replaced with “(iii) a receipt for the Purchase Price delivered at Closing less the Escrow Shares;”.
     12. Section 3.2(a)(iv) of the Agreement is deleted in its entirety and replaced with “(iv) a receipt from the Escrow Agent for the Escrow Shares;”.
     13. Section 3.2(a)(xiii) is amended to delete the word “and” at the end of such section.
     14. Section 3.2(a)(xiv) is deleted to replace the period at the end of such section with “; and”.
     15. The following subsection (xv) is added to the end of Section 3.2(a) of the Agreement:
“(xv) the Registration Rights Agreement executed by Sellers and the Sellers’ Representative.”
     16. Section 3.2(b)(ii) of the Agreement is deleted in its entirety and replaced with “(ii) the Purchase Price (as adjusted pursuant to Section 2.4) to be delivered at Closing less the Escrow Shares;”.
     17. Section 3.2(b)(iii) of the Agreement is deleted in its entirety and replaced with “(iii) to the Escrow Agent, the Escrow Shares for deposit in the Escrow Account;”.
     18. Section 3.2(b)(vi) is amended to delete the word “and” at the end of such section.
     19. Section 3.2(b)(vii) is deleted to replace the period at the end of such section with “; and”.

     20. The following subsection (viii) is added to the end of Section 3.2(b) of the Agreement:
     “(xv) the Registration Rights Agreement executed by the Guarantor.”
     21. Immediately following Section 4.32 of the Agreement the following Sections 4.33 and 4.34 are added:
     “4.33 Securities Law Matters.
     (a) Each Seller acknowledges that the MasTec Shares, the Convertible Note, any             shares of Guarantor common stock issued upon conversion of the Convertible Note and any other shares of Guarantor’s common stock that may be acquired by Sellers pursuant to this Agreement (the “Acquired Securities”) are restricted shares that are not registered under the Securities Act or any applicable state securities laws and are being issued by the Guarantor to the Sellers in reliance upon the Section 4(2) private placement exemption contained in the Securities Act.
     (b) Each Seller acknowledges and agrees that the Acquired Securities are being acquired for such Seller’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Acquired Securities will not be disposed of by Sellers in contravention of the Securities Act or any applicable state securities laws.
     (c) Each Seller is an “accredited investor” as defined in Rule 501(a) under the Securities Act, and is, or in the case of any Seller which is a trust, is directed by a person who is, sophisticated in financial matters and has such knowledge and experience in financial and business matters that he or she is able to evaluate the risks and benefits of the investment in the Acquired Securities and make an informed investment decision.
     (d) Each Seller has had an opportunity to ask questions and receive answers concerning Buyer, Guarantor and the Acquired Securities and has had full access to such other information concerning Buyer, Guarantor and the Acquired Securities as such Seller has requested or which has been filed by Guarantor with the Securities and Exchange Commission (the “SEC”).
     (e) Each Seller has discussed with and relied upon the advice of its independent legal counsel, tax and financial advisors with regard to the meaning and legal consequences of such Seller’s representations and warranties contained in this Section 4.33 and the considerations involved in making an investment in the Acquired Securities, and such Seller understands that Buyer and Guarantor are relying on the information set forth herein.

     (f) Each Seller understands that he she or it must bear the economic risk of his, her or its acquisition of the Acquired Securities for an indefinite period of time because (i) the acquisition of Acquired Securities pursuant to this Agreement has not been registered under the Securities Act and applicable state securities laws; and (ii) the Acquired Securities may therefore not be sold, transferred, pledged, or otherwise disposed of unless subsequently so registered or, in the opinion (reasonably satisfactory to Buyer and Guarantor) of counsel (reasonably satisfactory to Buyer and Guarantor) registration under the Securities Act or any applicable state securities laws is not required.
     (g) Each Seller understands that the Acquired Securities will bear a restrictive legend prohibiting the transfer thereof except in compliance with the applicable state and federal securities laws, this Agreement and the Escrow Agreement, if applicable, and may not be transferred of record except in compliance therewith.
“4.34 Legends. It is understood that the certificates evidencing the MasTec Shares, the Convertible Note and any other shares of Guarantor common stock issued upon conversion of the Convertible Note may bear one or all of the following legends:
     (a) “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”
     (b) “The sale or other disposition of any of the securities represented by this certificate is restricted by a certain Stock Purchase Agreement, as amended from time to time, by and among this Company, MasTec North America, Inc., Wanzek Construction, Inc., Trust B under the Amended and Restated Living Trust of Leo Wanzek dated February 2, 2000, Janet L. Wanzek, Wanzek Construction 2008 Irrevocable Trust, Jon L. Wanzek, and Jon L. Wanzek 2008 Two-Year Irrevocable Annuity Trust. A copy of the Stock Purchase Agreement is available for inspection during normal business hours at the principal executive office of this Company and will be furnished to the record holder of this certificate without charge upon written request to the Company at its principal place of business.”
     (c) Any legend required by law or applicable securities laws, including, without limitation, any legend required by the Business Corporation Act of the State of Florida.”

     22. Immediately following Section 5.7 of the Agreement the following Sections 5.8 and 5.9 are added:
“5.8 SEC Filings; Financial Statements. Guarantor has filed all forms, reports and documents required to be filed with the SEC (including all amendments and supplements thereto), including (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, (ii) its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, (iii) its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and (iv) its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 ((i) through (iv) collectively, the “Guarantor SEC Reports”). The Guarantor SEC Reports were prepared and complied in all material respects when filed with the requirements of the Exchange Act.
5.9 Acquired Securities. The Acquired Securities when issued in accordance with this Agreement, and, in the case of any shares of Guarantor common stock issued upon conversion of the Convertible Note, the Convertible Note, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear from any Encumbrances except restrictions on transfer thereof under federal and state securities laws, this Agreement, the Escrow Agreement, if applicable, and any Encumbrances created by or imposed thereupon by Sellers.”
     23. Section 6.2(b)(vii)(A) of the Agreement is deleted in its entirety and replaced with “(vii)(A) incur any Indebtedness other than in the Ordinary Course of Business (except additional Indebtedness under existing or new Indebtedness from commercial lenders which (i) will cause the Company’s total Indebtedness to be up to $15,000,000, (ii) will be unsecured or secured only by equipment, (iii) the principal of which is payable no sooner than December 31, 2010, and (iv) the interest rate of which is no higher than 8%) or make any payments on any Existing Indebtedness other than in the Ordinary Course of Business,”.
     24. Immediately following Section 7.5 of the Agreement the following Sections 7.6 and 7.7 are added:
“7.6 Restrictions on Transfer. The MasTec Shares, the Convertible Note and any shares of Guarantor common stock issued upon conversion of the Convertible Note will not be sold, transferred, pledged, assigned or otherwise encumbered or disposed until the later of (i) the six month anniversary of the Closing Date, or (ii) when, in the opinion (reasonably acceptable to the Buyer and Guarantor) of counsel (reasonably acceptable to the Buyer and Guarantor), such restrictions are no longer required in order to assure compliance with the Securities Act. Notwithstanding the foregoing, in addition to the foregoing restrictions, the Escrow Shares shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed until released from the Escrow Account at the end of the Escrow Period. Whenever such restrictions shall cease and terminate as to any MasTec Shares, the Convertible Note or any shares of Guarantor common stock issued upon conversion of the Convertible Note, the holder thereof shall be entitled to receive from Buyer, without expense, new certificates not bearing the legends set forth in Section 4.34.

7.7 Compliance with Reporting Requirements. As of the Closing Date the Guarantor will have complied during the twelve months ending on the Closing Date and the Guarantor agrees to comply with the reporting requirements of Section 13 and Section 15(d) of the Exchange Act until the later of (i) the five year anniversary of the date hereof, or (ii) the date that the Convertible Note is no longer outstanding.”
     25. Section 11.4(a) of the Agreement is deleted in its entirety and replaced with the following:
     “(a) Indemnity Cap. Sellers’ liability for indemnification pursuant to Section 11.2(a) of this Agreement, and Buyer’s liability for indemnification pursuant to Section 11.3(a) shall be limited in total and in the aggregate to fifteen percent (15%) of the Closing Value (the “Indemnity Cap”); provided, however, that the Indemnity Cap shall not apply to (1) claims arising under the representations and warranties of Sellers listed in Section 11.1(b)(i) or Section 11.1(b)(ii), (2) claims for indemnification with respect to the Disclosed Matters or (3) claims for indemnification to the extent based on fraud or intentional misrepresentation.”
     26. Immediately following Section 11.9 of the Agreement the following Section 11.10 is added:
“11.10 Satisfaction of Indemnity Claims. To the extent any amount is owed by Sellers to any Buyer Indemnified Person pursuant to Section 11.2(a), then such amount will first be satisfied from the Escrow Account in accordance with the terms of the Escrow Agreement. To the extent the Escrow Account is insufficient to satisfy all such amounts owed, any excess shall be satisfied, at the election of the Sellers’ Representative in one or more of the following: (i) from the MasTec Shares, (ii) by reduction of the principal amount of the Convertible Note (to the extent held by the Sellers’ Representative on behalf of the Sellers), or (iii) in cash (or if no election is made by the Sellers’ Representative, in one or more of the foregoing at the option of Buyer). Any amount satisfied in MasTec Shares shall be valued at the average closing price of such shares on the New York Stock Exchange for the ten trading days immediately prior to the delivery of such shares to the Buyer Indemnified Person. Any amount satisfied by reduction of the principal amount of the Convertible Note, shall be satisfied by a dollar for dollar reduction to the principal amount of such note. Notwithstanding the foregoing and for purposes of clarity, to the extent any Final Closing Adjustment is owed by Sellers to Buyer, such Final Closing Adjustment may only be satisfied in cash in accordance with Section 2.5(f).”
     27. Immediately following Section 12.5(b) of the Agreement the following Section 12.5(c) is added:
     “(c) Convertible Note. For the convenience of the Parties the Convertible Note shall be issued in the name of the Sellers’ Representative on behalf of all of the Sellers. As the Holder of the Convertible Note, the Sellers’ Representative shall have the power to take all actions on behalf of the Sellers with respect to the Convertible Note and Buyer and Guarantor may rely upon all actions taken by the Sellers’ Representative in connection with the Convertible Note in accordance with this Section 12.5.”
     28. Section 12.17 of the Agreement is deleted in its entirety and replaced with the following:
“12.17. Limited Guarantee. The Guarantor hereby unconditionally and absolutely guarantees the full and punctual payment of all payment obligations of Buyer before, after and at the Closing, including all obligations of Buyer under the Convertible Note; provided, that if the Closing does not occur, under all circumstances Guarantor’s Liability hereunder shall be limited to the Termination Fee, to the extent unpaid by Buyer.”
     29. The Table of Contents is amended to reflect the sections and subsections added to the Agreement by this Amendment.
     30. The Table of Exhibits is amended to add “Exhibit I,” “Form of Convertible Note” and “Exhibit J,” “Form of Registration Rights Agreement”.
     31. The form of Escrow Agreement attached to the Agreement as Exhibit A is replaced by the Escrow Agreement attached hereto as Exhibit A.
     32. The form of Closing Certificate attached to the Agreement as Exhibit B is replaced by the form of Closing Certificate attached hereto as Exhibit B.
     33. The form of Post-Closing Certificate attached to the Agreement as Exhibit C is replaced by the form of Post-Closing Certificate attached hereto as Exhibit C.
     34. The Form of Convertible Note attached hereto as Exhibit D is Exhibit I to the Agreement.
     35. The form of Registration Rights Agreement attached hereto as Exhibit E is Exhibit J to the Agreement.
     29. Except as specifically amended hereby, the Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.
     30. Each of Sections 12.7 and 12.8 is by this reference incorporated into this Amendment as if the text thereof was set forth in full herein and shall apply fully to this Amendment.
     31. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

Buyer:	MASTEC NORTH AMERICA, INC.

	By:	/s/ Pablo Alvarez

	Name:	Pablo Alvarez
	Title:	Executive Vice President Mergers and
Acquisitions

Guarantor:	MASTEC, INC.

	By:	/s/ Pablo Alvarez

	Name:	Pablo Alvarez
	Title:	Executive Vice President Mergers and
Acquisitions

Company:	WANZEK CONSTRUCTION, INC.

	By:	/s/ Jon L. Wanzek

	Name:	Jon L. Wanzek
	Title:	President

Sellers:	Trust B under the Amended and Restated Living Trust of Leo Wanzek dated February 2, 2000

By:	/s/ Jon L. Wanzek

Name:	Jon Wanzek
Its:	Trustee

Wanzek Construction 2008 Irrevocable Trust

	By:	/s/ Jon L. Wanzek

	Name:	Jon Wanzek
	Its:	Administrative Trustee

	By:	/s/ Kevin Gourde

	Name:	Kevin Gourde
	Its:	Independent Trustee

/s/ Janet L. Wanzek

Janet L. Wanzek, an individual

/s/ Jon L. Wanzek

Jon L. Wanzek, an individual

Jon L. Wanzek Two-Year Irrevocable Annuity Trust

	By:	/s/ Jon L. Wanzek

	Name:	Jon Wanzek
	Its:	Trustee

	By:	/s/ Kevin Gourde

	Name:	Kevin Gourde
	Its:	Independent Trustee

Sellers’ Representative:	/s/ Jon L. Wanzek

Jon L. Wanzek, as Sellers’ Representative